Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statements (Nos. 333-147510 and 333-179227) on Form S-8 of ZAGG Incorporated of our report dated March 12, 2010 relating to the consolidated financial statements for the year then ended December 31, 2009, which appear in the Annual Report on Form 10-K, of ZAGG Incorporated for the year ended December 31, 2011.

HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
March 15, 2012